As filed with the Securities and Exchange Commission on February 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EYEPOINT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2774444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

480 Pleasant Street

Watertown, MA 02472

(617) 926-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy S. Lurker

President and Chief Executive Officer

EyePoint Pharmaceuticals, Inc.

480 Pleasant Street

Watertown, MA 02472

(617) 926-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams Stephen M. Nicolai Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, Pennsylvania 19103 (267) 675-4600	Ron Honig, Esq. Senior Vice President, General Counsel & Company Secretary 480 Pleasant Street Watertown, MA 02472 (617) 926-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	3,010,722(2)	13.27(3)	$39,952,280.94	$4,358.80

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.001 per share, or the Common Stock, of EyePoint Pharmaceuticals, Inc., or the Registrant, as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Consists of 3,010,722 shares of Common Stock of the Registrant that were issued in a private placement that closed on December 31, 2020.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 11, 2021, which date is a date within five business days of the filing of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2021

PROSPECTUS

3,010,722 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholder identified in this prospectus under the caption “Selling Stockholder,” of up to 3,010,722 shares of our common stock, par value $0.001 per share, that were issued to the selling stockholder in a private placement that closed on December 31, 2020. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of our common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock.

The selling stockholder may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock trades on the Nasdaq Global Market under the ticker symbol “EYPT.” On February 11, 2021, the last reported sale price per share of our common stock was $13.54.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 8.

You should read this prospectus together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to an aggregate of 3,010,722 shares of our common stock, par value $0.001 per share, issued to the selling stockholder in a private placement that closed on December 31, 2020. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholder.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholder. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the captions “Where You Can Find More Information” and “Incorporation By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

On December 8, 2020, we effected a 1-for-10 reverse split of shares of our common stock. All share and per share data in this prospectus gives effect to the reverse stock split.

References in this prospectus to the terms “the Company,” “EyePoint,” “we,” “our” and “us” or other similar terms mean EyePoint Pharmaceuticals, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “could,” “potentially,” “continue,” “ongoing,” “scheduled” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

•

the extent to which our business, the medical community and the global economy will continue to be materially and adversely impacted by the effects of the COVID-19 pandemic, or the Pandemic or by other pandemics, epidemics or outbreaks;

•	the potential advantages of YUTIQ® and DEXYCU® for the treatment of eye diseases;

•	our ability to manufacture YUTIQ and DEXYCU, or any future products or product candidates in sufficient quantities and quality;

•	our continued commercialization of YUTIQ and DEXYCU;

•	our ability to further develop sales and marketing capabilities, whether alone or with potential future collaborators;

•	our expectations regarding the timing and clinical development of our product candidates, including EYP-1901 and YUTIQ50;

•

our expectations to avoid the toxicity seen in the prior clinical trials of orally delivered vorolanib, a tyrosine kinase inhibitor by delivering vorolanib locally using our bioerodible Durasert® technology as EYP-1901 at a significantly lower total dose;

•

the potential for EYP-1901, as a twice-yearly sustained-delivery intravitreal anti-VEGF treatment targeting wet age-related macular degeneration, or wAMD, with potential in diabetic retinopathy and retinal vein occlusion;

•	our expectations regarding the timing and outcome of our Phase 1 clinical trial for EYP-1901 for the treatment of wAMD;

•

our expectations regarding the timing and results of the subpoena from the Division of Enforcement of the SEC seeking production of certain documents and information on topics including product sales and demand, revenue recognition and accounting in relation to product sales, product sales and cash projections, and related financial reporting, disclosure and compliance matters, or the SEC investigation;

•	the potential for our Paycheck Protection Program loan, or PPP Loan, to be forgiven in full;

•

our belief that our estimated cash and cash equivalents of approximately $44 million at December 31, 2020, combined with cash inflows from anticipated product sales and continued cash conservation activities are expected to fund our operating plan into the second half of 2021 under current expectations regarding the extent to which the Pandemic will impact our business;

•	our ability to obtain additional capital in sufficient amounts and on terms acceptable to us, and the consequences of failing to do so;

•	future expenses and capital expenditures;

•	our expectations regarding the timing and design of our clinical development plans;

•	our ability to establish or maintain collaborations and obtain milestone, royalty and/or other payments from any such collaborators;

•	the implication of results from pre-clinical and clinical trials and our other research activities;

•	our intentions regarding our research into other uses and applications of our Durasert and Verisome technologies;

•

our expectations regarding our ability to obtain and adequately maintain sufficient intellectual property protection for DEXYCU, YUTIQ, EYP-1901 and YUTIQ50 and future product candidates, and to avoid claims of infringement of third-party intellectual property rights;

•	the scope and duration of intellectual property protection;

•	our expectation that we will continue to incur significant expenses and that our operating losses and our net cash outflows to fund operations will continue for the foreseeable future;

•

our partnership with ImprimisRx for the sale of DEXYCU in addition to our internal commercial resources, to reach high-volume ambulatory surgical centers and other customers, across the U.S., subject to the availability of such customers to perform elective cataract surgery in light of any applicable restrictions associated with the Pandemic; and

•	the effect of legal and regulatory developments.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we made. The following are some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements: uncertainties with respect to: the duration, scope and outcome of the SEC investigation and its impact on our financial condition, results of operations and cash flows; the effectiveness and timeliness of our preclinical studies and clinical trials, and the usefulness of the data; the timing and clinical development of our product candidates, including EYP-1901; the timeliness of regulatory approval; the potential for EYP-1901 as a vital, novel twice-yearly treatment for wAMD, diabetic retinopathy and retinal vein occlusion; the extent to which the Pandemic continues to impact our business, the medical community and the global economy; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for the commercialization of YUTIQ and DEXYCU; the regulatory approval and successful release of YUTIQ50, a potential twice yearly treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales of ILUVIEN® in the U.S. by Alimera Sciences, Inc. for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; our ability to market and sell products; the success of current and future license agreements, including our agreements with Ocumension Therapeutics, or Ocumension; termination or breach of current license agreements, including our current agreements with Ocumension; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business activities; volatility of our stock price; possible dilution; absence of dividends; and other factors described in our filings with the SEC. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and the documents incorporated by reference herein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, markets for YUTIQ, DEXYCU and our product candidates and payor data. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference herein. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are a pharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious eye disorders. Our pipeline leverages our proprietary bioerodible Durasert® technology for extended intraocular drug delivery including EYP-1901, a potential twice-yearly sustained delivery intravitreal anti-VEGF treatment initially targeting wet age-related macular degeneration, or wAMD. We have two commercial products: YUTIQ®, for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, and DEXYCU®, for the treatment of postoperative inflammation following ocular surgery. The total market size of disease prevalence of chronic non-infectious uveitis affecting the posterior segment of the eye is approximately $500 million. Of those patients currently being treated, we estimate the addressable market size is approximately $250 million on an annual basis.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”

Private Placement

On December 31, 2020, or the Closing Date, we entered into a Share Purchase Agreement, or the Share Purchase Agreement, with Ocumension Therapeutics, incorporated in the Cayman Islands with limited liability, or Ocumension, pursuant to which we offered and sold to Ocumension 3,010,722 shares of our common stock at a purchase price of $5.2163 per share, which was the five-day volume weighted average price of our common stock as of the close of trading on December 29, 2020, or the Transaction. The shares of our common stock issued to Ocumension in the Transaction represented approximately 19.9% of the shares of our common stock outstanding immediately prior to the closing of the Transaction on the Closing Date. Pursuant to the Share Purchase Agreement, we are required, within 45 days following the Closing Date, to file a shelf registration statement with the SEC registering for resale the shares of our common stock issued to Ocumension in the Transaction, and use commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC within 120 days following the Closing Date. This prospectus is being filed pursuant to the registration rights granted pursuant to the Share Purchase Agreement. On February 1, 2021, we entered into an amendment to the Share Purchase Agreement to clarify the parties’ intent that, among other things, any participation rights granted to Ocumension in the Share Purchase Agreement would be effected via a separate private placement.

Corporate Information

We were incorporated under the laws of the state of Delaware on March 19, 2008 under the name New pSivida, Inc.; our predecessor, pSivida Limited, was formed in December 2000 as an Australian company incorporated in Western Australia. We subsequently changed our name to pSivida Corp. in May 2008 and again to EyePoint Pharmaceuticals, Inc. in March 2018. Our principal executive office is located at 480 Pleasant Street, Watertown,

Massachusetts 02472 and our telephone number is (617) 926-5000. Our website address is www.eyepointpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

DEXYCU®, YUTIQ® and Durasert® are our trademarks. Verisome® is Ramscor, Inc.’s trademark.

The Offering

Shares of common stock offered by the selling stockholder:	3,010,722 shares of common stock.

Terms of this offering:	The selling stockholder may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time as described under the caption “Plan of Distribution” in this prospectus.

Use of proceeds:	All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholder. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. See the caption “Use of Proceeds” in this prospectus.

Risk factors:	Investing in our common stock involves a high degree of risk and purchasers of our common stock may lose their entire investment. See the information under the caption “Risk Factors” on page 8 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Global Market symbol:	EYPT

When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider all of the information appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDER

This prospectus covers an aggregate of up to 3,010,722 shares of our common stock that may be sold or otherwise disposed of by the selling stockholder.

The following table sets forth certain information with respect to the selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholder) are sold to third parties.

The table is based on information supplied to us by the selling stockholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. The percentage of beneficial ownership after this offering is based on 28,683,798 shares outstanding on February 4, 2021.

The registration of these shares of common stock does not mean that the selling stockholder will sell or otherwise dispose of all or any of those securities. The selling stockholder may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the selling stockholder under this prospectus. Furthermore, the selling stockholder may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

	Beneficial Ownership Before This Offering			Beneficial Ownership After This Offering
Selling Stockholder(1)	Number of Shares of Common Stock Owned	Shares of Common Stock to be Sold in the Offering(2)	Percentage of Outstanding Shares of Common Stock	Number of Shares of Common Stock Owned	Percentage of Outstanding Shares of Common Stock
Ocumension Therapeutics
502-1 Want Want Plaza
No. 211 Shimen Yi Road
Jing’an District, Shanghai F4 200041	3,010,722	3,010,722	10.5%	—	—

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholder, including reports and amendments thereto filed with the SEC on Schedule 13D.

(2)

The actual number of shares of common stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to common stock.

(3)

Consists of 3,010,722 shares of our common stock held by Ocumension as reported on a Schedule 13D filed by Ocumension on January 22, 2021. Ye Liu, the Chief Executive Officer of Ocumension Therapeutics, is a member of our Board of Directors pursuant to that certain Voting and Investor Rights Agreement, dated December 31, 2020, by and among us, Ocumension, EW Healthcare Partners, L.P. and EW Healthcare Partners-A, or the Voting Agreement.

Relationships with the Selling Stockholder

In connection with the closing of the Transaction, Ye Liu was appointed to our Board of Directors pursuant to the terms of the Voting Agreement. Mr. Liu is Chief Executive Officer of Ocumension and serves as an executive director of Ocumension.

In November 2018, we entered into an exclusive license agreement with Ocumension for the development and commercialization of our three-year micro insert using the Durasert technology for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye (YUTIQ in the U.S.) in Mainland China, Hong Kong, Macau and Taiwan. We received a one-time upfront payment of $1.75 million from Ocumension and are eligible to receive up to (i) $7.25 million upon the achievement by Ocumension of certain prescribed development and regulatory milestones, and (ii) $3.0 million commercial sales-based milestones. In addition, we are entitled to receive mid-single digit sales-based royalties. Ocumension has also received a special approval by the Hainan Province People’s Government to market this product for chronic, non-infectious posterior segment uveitis in the Hainan Bo Ao Lecheng International Medical Tourism Pilot Zone, or the Hainan Pilot Zone. In March 2019, we entered into a Memorandum of Understanding, or 2019 MOU, pursuant to which, we will supply product for the clinical trials and Hainan Pilot Zone use. Paralleling to Ocumension’s normal registration process of the product with the Chinese Regulatory Authorities, the 2019 MOU modified our entitlement to the development and regulatory milestones of up to $7.25 million under the license agreement to product supply milestones or development milestones, whichever comes first, totaling up to $7.25 million. In August 2019, we began shipping this product to Ocumension.

We were required to provide a fixed number of hours of technical assistance support to Ocumension at no cost, which support has been completed and no future performance obligation exists. Ocumension is responsible for all development, regulatory and commercial costs, including any additional technical assistance requested. Ocumension has a first right of negotiation for an additional exclusive license to our shorter-duration line extension candidate for this indication.

In August 2019, we received a $1.0 million development milestone payment from Ocumension triggered by the approval of its Investigational New Drug, or IND, in China for this program. The IND allows the importation of finished product into China for use in a clinical trial to support a regulatory filing.

In January 2020, we entered into an exclusive license agreement with Ocumension for the development and commercialization in Mainland China, Hong Kong, Macau and Taiwan of DEXYCU for the treatment of post-operative inflammation following ocular surgery. Pursuant to the terms of the license agreement, we received upfront payments of $2.0 million from Ocumension in February 2020 and will be eligible to receive up to (i) $6.0 million upon the achievement by Ocumension of certain prescribed development and regulatory milestones, and (ii) $6.0 million commercial sales-based milestones. In addition, we are entitled to receive mid-single digit sales-based royalties. In exchange, Ocumension will receive exclusive rights to develop and commercialize DEXYCU in Mainland China, Hong Kong, Macau and Taiwan, at its own cost and expense with us supplying product for clinical trials and commercial sale. In addition, Ocumension will receive a fixed number of hours of technical assistance support from us at no cost.

In August 2020, we entered into a Memorandum of Understanding, or 2020 MOU, pursuant to which we received a one-time non-refundable payment of $9.5 million, or the Accelerated Milestone Payment, from Ocumension as a full and final payment of the combined remaining development, regulatory and sales milestone payments under our license agreements with Ocumension for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye and for the treatment of post-operative inflammation following ocular surgery, respectively. Upon payment of the Accelerated Milestone Payment, the remaining $11.75 million in combined remaining development and sales milestone payments under our original license agreement with Ocumension upon the achievement by Ocumension of (i) remaining development and regulatory milestones of $6.25 million and commercial sales-based milestones of $3.0 million for the development and commercialization of our three-year micro insert using the Durasert technology for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye; and (ii) $6.0 million upon the achievement by Ocumension of certain prescribed development and regulatory milestones, and $6.0 million commercial sales-based milestones for the development and commercialization in Mainland China, Hong Kong, Macau and Taiwan of DEXYCU for the treatment of post-operative inflammation following ocular surgery, totaling up to $21.25 million, were permanently extinguished and will no longer be due and owed to us. In exchange, Ocumension also received exclusive rights to develop and commercialize YUTIQ and DEXYCU products under its own brand names in South Korea and other jurisdictions across Southeast Asia in Brunei, Burma (Myanmar), Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, the Philippines, Singapore, Thailand and Vietnam, at its own cost and expense with us supplying product for clinical trials and commercial sale.

Other than a fixed number of hours of technical assistance support to be provided at no cost by us, Ocumension is responsible for all development, regulatory and commercial costs, including any additional technical assistance requested.

Other than the transactions referred to herein, identified above and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, the selling stockholder has not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities. To our knowledge, the selling stockholder is not an affiliate of broker-dealers.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock on behalf of the selling stockholder. The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, on a continuous or delayed basis, sell any or all of their shares of common stock covered hereby directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. The sale of the selling stockholder’s common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after the registration statement of which this prospectus forms a part becomes effective;

•	transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	“at the market” into an existing market for the common stock;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling stockholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may also sell shares of our common stock under Rule 144 promulgated under the Securities Act, or Rule 144, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of our common stock by other means not described in this prospectus.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares of common stock offered in this prospectus will be issued to, or sold by, such selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares of common stock held by the selling stockholder as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of our common stock for whom the broker-dealers may act as agent. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

With regard only to the shares it sells for its own behalf, the selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to the selling stockholder will terminate on the date that all shares of our common stock issued to and issuable to the selling stockholder that are offered for resale by this prospectus have been sold by the selling stockholder.

We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholder uses this prospectus for any sale of the shares of our common stock, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay the expenses in connection with the registration of the shares of common stock being registered hereunder. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use commercially reasonable efforts to keep this prospectus effective until the date that (i) the securities may be resold by the selling stockholder without registration and without regard to any volume limitations by reason of Rule 144 or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares of common stock offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at http://eyepointpharma.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 8, 2020, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 5, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on November 6, 2020;

•

our Current Reports on Form 8-K, filed with the SEC on January 14, 2020, January 16, 2020, January  23, 2020, February 4, 2020, February  20, 2020, February 24, 2020, April  6, 2020, April 28, 2020, June 17, 2020, June 23, 2020, July 13, 2020, August 5, 2020, August 6, 2020, August 12, 2020, August  20, 2020, September 15, 2020, October  7, 2020, October 8, 2020, December  3, 2020, December 8, 2020, December  18, 2020, January  4, 2021 (except Item 2.02), January  11, 2021, January 28, 2021 and February  3, 2021;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2020 (other than the portions thereof that are furnished and not filed); and

•

the description of our common stock contained in our current report on Form 8-K filed under Rule 12g-3 of the Exchange Act on June 19, 2008, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: EyePoint Pharmaceuticals, Inc., Attn: Corporate Secretary, 480 Pleasant Street, Watertown, Massachusetts 02472. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://eyepointpharma.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of EyePoint Pharmaceuticals, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (i) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to the substantial doubt about our ability to continue as a going concern and the adoption of a new accounting standard and (ii) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

3,010,722 Shares of Common Stock

PROSPECTUS

                    , 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or SEC, registration fee.

Amount to be paid

SEC registration fee	$4,358.80
Accounting fees and expenses	10,000.00
Legal fees and expenses	50,000.00
Printing and miscellaneous	10,000.00

Total	$74,358.80

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was or has agreed to be a director or officer of our company, or while a director or officer is or was serving at the request of our company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Certificate of Incorporation of pSivida Corp. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12G3 filed with the SEC on June 19, 2008).

3.2	Certificate of Amendment of the Certificate of Incorporation of pSivida Corp. (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2017 filed with the SEC on September 13, 2017).

3.3	Certificate of Amendment of the Certificate of Incorporation of pSivida Corp. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2018).

3.4	Certificate of Amendment of the Certificate of Incorporation, as amended, of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2018).

3.5	By-Laws of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2018 filed with the SEC on September 18, 2018).

3.6	Amendment No. 1 to By-Laws of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

3.7	Certificate of Amendment of the Certificate of Incorporation of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2020).

3.8	Certificate of Amendment of the Certificate of Incorporation of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2020).

4.1	Form of Specimen Stock Certificate for Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K12G3 filed with the SEC on June 19, 2008).

4.2	Warrant to Purchase Common Stock of pSivida Corp., issued March 28, 2018, to SWK Funding, LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2018).

Exhibit No.	Description

4.3	Registration Rights Agreement, dated as of March 28, 2018, by and among pSivida Corp. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (incorporated herein by reference to Exhibit 10.3 to the Company Current Report on Form 8-K filed with the SEC on March 29, 2018).

4.4	Second Registration Rights Agreement, dated as of June 25, 2018, by and among EyePoint Pharmaceuticals, Inc. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. and each other person identified on the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2018).

4.5	Share Purchase Agreement, dated December 31, 2020, by and between EyePoint Pharmaceuticals, Inc. and Ocumension Therapeutics (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021).

4.6	Voting and Investor Rights Agreement, dated December 31, 2020, by and among EyePoint Pharmaceuticals, Inc., Ocumension Therapeutics, and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021).

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, EyePoint Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Watertown, Commonwealth of Massachusetts, on this 12th day of February, 2021.

EYEPOINT PHARMACEUTICALS, INC.

By:	/s/ Nancy Lurker
Nancy Lurker
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy Lurker and Ron Honig, Esq., as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nancy S. Lurker Nancy Lurker	President and Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2021

/s/ George O. Elston George O. Elston	Chief Financial Officer and Head of Corporate Development (Principal Financial and Accounting Officer)	February 12, 2021

/s/ Göran Ando, M.D, Göran Ando, M.D.	Chairman of the Board of Directors	February 12, 2021

/s/ Wendy DiCicco Wendy DiCicco	Director	February 12, 2021

/s/ David Guyer, M.D. David Guyer, M.D.	Director	February 12, 2021

/s/ Douglas Godshall Douglas Godshall	Director	February 12, 2021

/s/ Ye Liu Ye Liu	Director	February 12, 2021

Signature	Title	Date

/s/ Ronald W. Eastman Ronald W. Eastman	Director	February 12, 2021

/s/ John B. Landis, Ph.D. John B. Landis, Ph.D.	Director	February 12, 2021